                                                                      Exhibit 24

United Continental Holdings, Inc.

Authorization and Designation to Sign and File Section 16 Reporting Forms and
Form 144s

     The undersigned does hereby authorize and designate Erin Conway, Sarah Hagy or Jennifer L. Kraft (the "Authorized Persons") to prepare, sign and file on her behalf: (i) any and all Forms 3, 4, 5 and Form ID, including any amendments thereto, relating to equity securities of United Continental Holdings, Inc., a
Delaware corporation (the "Company") with the Securities and Exchange Commission
(the "SEC")  pursuant to the requirements of Section 16 of the Securities
Exchange Act of 1934, as amended ("Section 16"), and the rules promulgated thereunder; and (ii) any and all Forms 144 relating to equity securities of the
Company with the SEC pursuant to Rule 144 under the Securities Act of 1933, as amended, in each case which may be necessary or desirable as a result of her ownership of or transaction in securities of the Company.  The undersigned further hereby authorizes and designates the Authorized Persons to do and perform any and all acts for and on her behalf as may be necessary or desirable to prepare, sign and file the forms contemplated by this Authorization.  The undersigned hereby confirms any action relating to the preparation, signing and filing of (i) and (ii) above, performed by the above mentioned individuals on her behalf and revokes any prior Authorization and Designation to Sign and File
Section 16 Reporting Forms and Forms 144 relating to equity securities of the
Company.  This authorization, unless earlier revoked in writing, shall be valid until the undersigned's reporting obligations under Section 16 and Rule 144 with respect to securities of the Company shall cease.

IN WITNESS WHEREOF, the undersigned has executed this Authorization and
Designation this 16th day of February, 2018.

                                   Signature:    /s/ Michele J. Hooper
                                                --------------------------------

                                   Printed Name: Michele J. Hooper
                                                --------------------------------